Exhibit 99

AmeriCann Launches Successful National Brand 1906 at its Massachusetts Cannabis Center

1906 “Drops” product released to excellent reviews and strong sales

BOSTON, MA / ACCESSWIRE / February 11, 2021 / AmeriCann, Inc. (OTCQB: ACAN), a cannabis company that develops state-of-the-art cultivation, processing and product manufacturing facilities, announced that 1906, a leading national brand, has launched its respected cannabis products out of AmeriCann’s flagship development, the Massachusetts Cannabis Center (“MCC”).

1906 was established in Colorado five years ago and has recently expanded to Illinois, Oklahoma and now Massachusetts. AmeriCann’s MCC provided 1906 with a product manufacturing solution with scale to participate in the rapidly expanding Massachusetts market.

1906’s signature line of fast-acting, swallowable pills (known as Drops) range from 2.5-5mg of THC and 2.5-25mg of CBD per dose, carry no taste or aroma, have zero calories, and are gluten- and allergen-free. Available in six formulations, Drops address adults’ most important and pervasive everyday wellness needs: better sleep, reduced anxiety, sustained focus, more energy, brighter mood, and increased libido.

1906 Drops recently debuted at more than 20 dispensaries in Massachusetts, a major milestone for introducing the East Coast to low-dose, fast-acting cannabis formulas designed for daily self-care. Massachusetts is a booming market that registered $700 million in sales last year—up 56% from 2019—despite the halt of recreational sales for two months due to the onset of COVID-19. The commonwealth also stands out among U.S. cannabis markets for having the highest average purchase of more than $95.

“AmeriCann identified the need for quality low-dose products in Massachusetts,” stated AmeriCann president Tim Keogh. “We selected 1906 as the ideal partner to meet this important consumer category. 1906 Drops appeal to a rapidly growing segment of cannabis consumers in an attractive, convenient form.”

The Massachusetts Cannabis Center is located on a 52-acre parcel in Southeastern Massachusetts. The MCC project is permitted for 987,000 sq. ft. of cannabis cultivation and processing infrastructure. 1906 Drops are produced and distributed at Building 1 of the MCC. AmeriCann receives 15% of all gross sales produced from Building 1, including wholesale sales of 1906 products.

“The Massachusetts Cannabis Center provided an ideal launching pad for 1906 in the Northeast,” said Peter Barsoom, 1906 co-founder and CEO. “Having quality cannabis cultivation and manufacturing together on one campus is a great combination for producing a quality product at scale.”

About AmeriCann

AmeriCann, Inc. (OTCQB: ACAN)is a cannabis company that develops cultivation, processing and product manufacturing facilities.

The Company's flagship project is the Massachusetts Cannabis Center, which is a planned 1,000,000 million square foot cannabis campus in Freetown, Massachusetts. This first phase of the MCC became operational in February 2020.

AmeriCann, Inc. has secured licenses and plans to operate a Marijuana Cultivation and Product Manufacturing business in the next phase of the Massachusetts Cannabis Center, with construction scheduled to commence in Summer 2021. The Company plans to cultivate cannabis and manufacturer cannabis infused products including beverages, edibles, topicals and concentrates.

About 1906

1906 is a leader in innovative self-care, creating groundbreaking functional formulations combining cannabis and plant medicines. 1906's lineup delivers six distinctive experiences that promote sleep, energy, arousal, relaxation, cognitive focus, and a happy mood, all in consistently fast-acting formulations using organically-grown, pesticide-free cannabis. User-friendly, portable and thoughtfully engineered, they deliver curated effects within 20 minutes—faster than any other edible on the market. The rapid-onset formulations help users get the most out of their days and nights while staying pleasantly in control. For more information on 1906, please visit www.1906newhighs.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional uncertainties that could impact the Company's forward-looking statements, please see the Company’s Registration Statement on Form S-1 which may be viewed at www.sec.gov.

Contact Information:

Corporate:

info@americann.com